Exhibit 99.1

The Trade Desk Reports Second Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--August 6, 2020--The Trade Desk, Inc. (NASDAQ: TTD), a global technology company that empowers buyers of advertising, today announced financial results for its second quarter ended June 30, 2020.

“While the advertising industry hit the pause button early in the second quarter due to uncertainty around the COVID-19 pandemic, we saw substantial improvement in ad spend as the quarter progressed. Indeed, the month of June ended strongly with ad spend growth turning positive on a year-over-year basis. This improvement comes as marketers recognize the role that data-driven advertising plays in driving business growth as markets start to reopen,” said Jeff Green, Co-Founder and CEO, The Trade Desk. “In this environment, advertisers value the agility and flexibility that our platform provides, along with the ability to measure the ROI of every advertising dollar. Nowhere is this more apparent than television, where the accelerated consumer shift to streaming services and the greater availability of premium inventory, allows advertisers to apply data to their massive TV campaigns for the first time.”

Second Quarter 2020 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended June 30, 2020 and 2019 ($ in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP Results
Revenue	$139.4	$159.9	$300.0	$280.9
Increase (decrease) in revenue year over year	(13)%	42%	7%	42%
Net Income	$25.1	$27.8	$49.2	$38.0
Diluted EPS	$0.52	$0.58	$1.01	$0.80

Non-GAAP Results
Adjusted EBITDA	$14.6	$58.0	$53.6	$82.6
Adjusted EBITDA Margin	10%	36%	18%	29%
Non-GAAP Net Income	$44.8	$45.6	$88.2	$68.7
Non-GAAP Diluted EPS	$0.92	$0.95	$1.82	$1.44

Second Quarter and Recent Business Highlights Include:

  Continued Omnichannel Spend Growth: Omnichannel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying. Channel highlights from Q2 include:
    Connected TV spend grew about 40% from Q2 2019 to Q2 2020
    Mobile Video spend grew 15% from Q2 2019 to Q2 2020
    Audio spend grew about 20% from Q2 2019 to Q2 2020
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 5 years.
  Expanding Partnerships:
    The Trade Desk and FreeWheel, a Comcast Company expanded its partnership in connected TV. The Trade Desk now can access FreeWheel’s unified decisioning capability that enables buyers and sellers to seamlessly transact across both direct sold and programmatic advertising.
  Industry Awards: The Trade Desk was named a 2020 Best Medium Workplace™ in the U.K. and a 2020 Best Workplace in Hong Kong™ by Great Places to Work®. The Trade Desk recently won for the Best Overall Technology for Programmatic Trading at The Drum Digital Advertising Awards (US) and was a Gartner Peer Insights 2020 Customers’ Choice for Ad Tech. The Trade Desk was also named a Best Workplace in New York™ by Great Place to Work™ and Fortune for the third year in a row.

Impact of COVID-19 on our Outlook:

Our business has been impacted by the COVID-19 pandemic that has significantly impacted advertiser demand. Like many companies that are ad-funded, we are facing a period of higher uncertainty in our business outlook. We expect our business performance could be impacted by issues beyond our control, such as changing economic conditions or shelter-in-place orders that may or may not occur. Assuming that the economy continues to recover and we do not have any major COVID-19 related setbacks that may cause economic conditions to deteriorate, we estimate revenue growth in Q3 to increase 8 to 10 percent on a year-over-year basis. Under this assumption, we estimate adjusted EBITDA to be at least $30 million in Q3.

Third Quarter 2020 outlook summary:

  Revenue range between $177 million and $181 million
  Adjusted EBITDA of at least $30 million

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net, credit loss expense on available-for-sale securities and provision for (benefit from) income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Second Quarter Financial Results Webcast and Conference Call Details

  When: August 6, 2020 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in with passcode: To access the call via telephone in the United States, please dial 866-342-8588. For callers outside the United States, please dial 1-203-518-9865. Participants should use the passcode “44571” to access the call after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 36377). Outside the United States, please dial 1-919-882-2331 (replay code: 36377). The audio replay will be available via telephone until August 13, 2020.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history and the impact of COVID-19 on the Company and its customers and partners, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$139,355	$159,924	$300,015	$280,911
Operating expenses (1):
Platform operations	42,133	35,330	82,341	68,981
Sales and marketing	37,071	31,072	71,365	53,809
Technology and development	40,058	29,452	76,852	54,764
General and administrative	35,865	32,121	74,463	65,738
Total operating expenses	155,127	127,975	305,021	243,292
(Loss) income from operations	(15,772)	31,949	(5,006)	37,619
Total other expense (income), net	194	(1,420)	611	(1,087)
(Loss) income before income taxes	(15,966)	33,369	(5,617)	38,706
Provision for (benefit from) income taxes	(41,077)	5,569	(54,785)	755
Net income	$25,111	$27,800	$49,168	$37,951
Earnings per share:
Basic	$0.54	$0.63	$1.07	$0.86
Diluted	$0.52	$0.58	$1.01	$0.80
Weighted average shares outstanding:
Basic	46,136	44,404	45,818	44,157
Diluted	48,654	47,828	48,484	47,573
_______________________

(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Platform operations	$2,358	$1,331	$3,820	$2,387
Sales and marketing	6,319	4,831	11,633	8,058
Technology and development	7,844	6,497	16,434	11,433
General and administrative	7,413	8,398	15,012	15,048
Total	$23,934	$21,057	$46,899	$36,926

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$426,344	$130,876
Short-term investments, net	128,974	124,112
Accounts receivable, net	869,064	1,166,376
Prepaid expenses and other current assets	67,437	27,857
Total current assets	1,491,819	1,449,221
Property and equipment, net	96,075	64,012
Operating lease assets	203,914	173,449
Deferred income taxes	30,648	18,950
Other assets, non-current	26,515	23,129
Total assets	$1,848,971	$1,728,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$656,168	$868,618
Accrued expenses and other current liabilities	43,147	47,178
Operating lease liabilities	31,385	14,577
Total current liabilities	730,700	930,373
Operating lease liabilities, non-current	205,556	174,873
Debt, net	142,000	—
Other liabilities, non-current	12,364	10,998
Total liabilities	1,090,620	1,116,244

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	476,859	380,079
Accumulated other comprehensive income	274	—
Retained earnings	281,218	232,438
Total stockholders' equity	758,351	612,517
Total liabilities and stockholders' equity	$1,848,971	$1,728,761

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES:
Net income	$49,168	$37,951
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,260	9,277
Stock-based compensation	46,899	36,926
Allowance for credit losses on accounts receivable	2,384	843
Investment credit loss	13	—
Noncash lease expense	15,825	8,935
Deferred income taxes	(11,697)	—
Other	(2,385)	(2,056)
Changes in operating assets and liabilities:
Accounts receivable	293,577	4,987
Prepaid expenses and other assets	(31,368)	(11,960)
Accounts payable	(214,396)	(28,952)
Accrued expenses and other liabilities	(7,535)	(6,312)
Operating lease liabilities	(4,735)	(5,848)
Net cash provided by operating activities	149,010	43,791
INVESTING ACTIVITIES:
Purchases of investments	(89,689)	(122,432)
Maturities of investments	85,183	22,424
Purchases of property and equipment	(37,720)	(17,002)
Capitalized software development costs	(2,317)	(2,420)
Net cash used in investing activities	(44,543)	(119,430)
FINANCING ACTIVITIES:
Proceeds from line of credit	143,000	—
Repayment on line of credit	(1,000)	—
Payment of debt financing costs	—	(7)
Proceeds from exercise of stock options	41,695	16,975
Proceeds from employee stock purchase plan	15,035	8,648
Taxes paid related to net settlement of restricted stock awards	(7,729)	(3,634)
Net cash provided by financing activities	191,001	21,982
Increase (decrease) in cash and cash equivalents	295,468	(53,657)
Cash and cash equivalents—Beginning of period	130,876	207,232
Cash and cash equivalents—End of period	$426,344	$153,575

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net income	$25,111	$27,800	$49,168	$37,951
Add back:
Depreciation and amortization	6,783	4,821	13,260	9,277
Stock-based compensation	23,934	21,057	46,899	36,926
Interest expense (income), net	104	(1,286)	(988)	(2,283)
Credit loss expense on available-for-sale securities	(262)	—	13	—
Provision for (benefit from) income taxes	(41,077)	5,569	(54,785)	755
Adjusted EBITDA	$14,593	$57,961	$53,567	$82,626

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP net income	$25,111	$27,800	$49,168	$37,951
Add back (deduct):
Stock-based compensation expense	23,934	21,057	46,899	36,926
Adjustment for income taxes	(4,248)	(3,291)	(7,901)	(6,208)
Non-GAAP net income	$44,797	$45,566	$88,166	$68,669

GAAP diluted EPS	$0.52	$0.58	$1.01	$0.80
Non-GAAP diluted EPS	$0.92	$0.95	$1.82	$1.44

Weighted average shares outstanding—diluted	48,654	47,828	48,484	47,573

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043